UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

N/A

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement Amendment to Merger Agreement

As previously disclosed, on June 4, 2007, Accredited Home Lenders Holding Co. (“Accredited” or the “Company”), entered into an Agreement and Plan of Merger, as amended, (the “Merger Agreement”), with LSF5 Accredited Investments, LLC (“Parent”), and LSF5 Accredited Merger Co., Inc. a wholly-owned subsidiary of Parent (“Purchaser” and, together with Parent, the “Buyer Parties”). On June 15, 2007 the Company and the Buyer Parties agreed to amend the Merger Agreement pursuant to the terms of the First Amendment to Agreement and Plan of Merger (the “First Amendment”).

On September 18, 2007 the Company and the Buyer Parties agreed to amend the Merger Agreement pursuant to the terms of the Second Amendment to Agreement and Plan of Merger (the “Second Amendment”). Pursuant to the Second Amendment, and upon the terms and subject to the conditions thereof, Purchaser will amend its pending offer (the “Amended Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company to provide for a reduced purchase price of $11.75 per share, net to the holder thereof in cash without interest (the “Amended Offer Price”). Pursuant to the Second Amendment, as soon as practicable after the consummation of the Amended Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Second Amendment, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, the shares of the Company remaining outstanding following the consummation of the Amended Offer, other than shares held by Parent, Purchaser or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Amended Offer Price.

The obligation of Purchaser to accept for payment and pay for the shares tendered in the Amended Offer is subject to the satisfaction of certain closing conditions set forth in the Second Amendment, including the condition that more than 50% of the outstanding shares of the Company’s common stock shall have been validly tendered in accordance with the terms of the Amended Offer and not properly withdrawn.

Simultaneously with the execution and delivery of the Second Amendment, the Company, Parent and Purchaser entered into an escrow agreement pursuant to which the Buyer Parties have deposited into an escrow fund $295,560,310.75, which represents the aggregate amended tender offer consideration for all outstanding shares of the Company’s common stock as of September 18, 2007. Subject to the terms and conditions of the escrow agreement and the Second Amendment, the funds will be released to Computershare Trust Company, N.A., the depositary for the Amended Offer, upon Accredited’s delivery to the escrow agent of certifications regarding the satisfaction of certain conditions.

Pursuant to the terms of the Second Amendment, the parties have jointly filed a stipulation and order staying the proceedings in Accredited Home Lenders Holding Co. v. Lone Star Fund V (U.S.), L.P., et al., C.A. No. 3160-VCL (the “Delaware Litigation”). Under certain limited circumstances described in the Second Amendment, the Company may lift the stay and resume the Delaware Litigation as if there had been no reduction from the Offer Price of $15.10 per share of Company’s common stock. The Delaware Litigation will be dismissed with prejudice once certain conditions contained in the Second Amendment are met.

In addition, the Company and the Company’s subsidiary Accredited Home Lenders, Inc., as the Borrower (the “Borrower”), entered into an Assignment, Assumption and Amendment Agreement (the “Assignment”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) as the Agent for the Senior Lenders and as Assignor and LSF5 Mortgage Line, LLC, as the Assignee (the “Assignee”), wherein the existing credit facility with JPMorgan was assigned to the Assignee.

The Assignment removes the limitation under the existing credit facility that capped the amount available to be borrowed thereunder at approximately $34 million, such that the facility limit will be reinstated at $49 million. The Assignment also provides for the extension of the maturity date to September 27, 2008 and for the forbearance by the Assignee of all of its rights and remedies arising with respect to the credit facility until March 1, 2008.

A copy of the Second Amendment is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.

Notice to Investors

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Accredited common stock has been made pursuant to an offer to purchase and related materials that Parent filed along with a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission on June 19, 2007, as amended on July 3, 2007, July 17, 2007, July 30, 2007, August 10, 2007, August 15, 2007, August 16, 2007, August 21, 2007, August 28, 2007, August 31, 2007, September 13, 2007, September 17, 2007 and September 19, 2007. Accredited filed a Solicitation/Recommendation Statement on Schedule 14D-9, with respect to the offer, with the U.S. Securities and Exchange Commission on June 19, 2007, as amended on July 3, 2007, July 17, 2007, July 30, 2007, August 3, 2007, twice on August 10, 2007, twice on August 13, 2007, August 15, 2007, August 29, 2007, August 31, 2007, September 13, 2007, September 17, 2007 and September 19, 2007. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement contains important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials have been sent free of charge to all stockholders of Accredited. In addition, all of these materials (and all other materials filed by Accredited with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by Accredited at www.accredhome.com.

Forward Looking-Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Accredited stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Accredited’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Accredited, as well as the tender offer documents filed by Parent and the Solicitation/Recommendation Statement filed by Accredited. All of the materials related to the offer (and all other offer documents filed with the U.S. Securities and Exchange Commission) are available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by Accredited at www.accredhome.com. Accredited does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 8.01.	Other Events

On September 18, 2007, Accredited and Lone Star Fund V (U.S.), L.P., through its affiliate Lone Star U.S. Acquisitions, LLC issued a joint press release announcing the execution of the Second Amendment. A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit No.	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of September 18, 2007 , by and among Accredited Home Lenders Holding Co., LSF5 Accredited Investments, LLC and LSF5 Accredited Merger Co., Inc.

99.1	Joint Press Release of Accredited Home Lenders Holding Co. and Lone Star Fund V (U.S.), L.P., through its affiliate Lone Star U.S. Acquisitions, LLC, dated as of September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Accredited Home Lenders Holding Co.

By:	/s/ David E. Hertzel
David E. Hertzel
General Counsel

Dated: September 20, 2007

Exhibit Index

Exhibit No.	Description
Exhibit 2.1	Second Amendment to Agreement and Plan of Merger, dated as of September 18, 2007, by and among Accredited Home Lenders Holding Co., LSF5 Accredited Investments, LLC and LSF5 Accredited Merger Co., Inc.

Exhibit 99.1	Joint Press Release of Accredited Home Lenders Holding Co. and Lone Star Fund V (U.S.), L.P., through its affiliate Lone Star U.S. Acquisitions, LLC, dated as of September 18, 2007.